Exhibit 10.1

AMENDMENT TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of May 7, 2024, to the Investment Management Trust Agreement (as defined below) is made by and between Monterey Capital Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of May 10, 2022, as amended (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a Special Meeting of stockholders of the Company held on November 6, 2023, the Company stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to provide the Company’s Board of Directors with the right to extend the date by which the Company has to consummate a business combination up to an additional six (6) times for one (1) month each time, from November 13, 2023 to May 13, 2024;

WHEREAS, at a Special Meeting of stockholders of the Company held on May 7, 2024, the Company stockholders approved a proposal to amend (the “Second Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation to provide the Company’s Board of Directors with the right to extend the date by which the Company has to consummate a business combination up to an additional six (6) times for one (1) month each time, from May 13, 2024 to November 13, 2024; and

WHEREAS, on the date hereof, the Company is filing the Second Extension Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

The Trust Agreement is hereby amended as follows:

1.          Preamble. The text below is hereby added as the fifth WHEREAS clause in the preamble of the Trust Agreement:

“WHEREAS, if a Business Combination (as defined below) is not consummated by May 13, 2024, 24 months following the closing of the Offering, the board of directors of the Company (the “Board”) may extend such period by six (6) one-month periods, up to a maximum of 30 months in the aggregate following the closing of the Offering, by depositing the lesser of (a) $325,715 and (b) $0.045 per share issued at the Offering that have not been redeemed into the Trust Account no later than May 13, 2024 (the 24-month anniversary of the Offering, and each succeeding one-month anniversary through and up to November 13, 2024 (each, an “Applicable Deadline”); and”

2.          Section 1(i). Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(i)	Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the board of directors of the Company or other authorized officer of the Company and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 24-month anniversary of the closing of the Offering or, in the event that the Company extended the time to complete the Business Combination for up to 30-months from the closing of the Offering but has not completed the Business Combination within the applicable monthly anniversary of the Closing, (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.”

3.          All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

4.          This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

5.          This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(d) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.          This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

MONTEREY CAPITAL ACQUISITION CORPORATION

By:	/s/ Bala Padmakumar
	Name:	Bala Padmakumar
	Title:	Chief Executive Officer